Exhibit 3.6
Entity Name: SEMPRA

Entity Number: 1991515

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DETERMINATION OF PREFERENCES
OF
6% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A
AND
CERTIFICATE OF DETERMINATION OF PREFERENCES
OF
6.75% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES B
OF
SEMPRA
Pursuant to Section 401 of the Corporations Code of the State of California (the “Code”), the undersigned officers of SEMPRA, a California corporation formerly known as Sempra Energy (the “Corporation”), do hereby certify:
FIRST: Bruce E. MacNeil is the Vice President and Treasurer of the Corporation and April R. Robinson is the Vice President, Governance and Corporate Secretary of the Corporation.
SECOND: On January 5, 2018, the Corporation filed the Certificate of Determination of Preferences of 6% Mandatory Convertible Preferred Stock, Series A of Sempra Energy with the Secretary of State of the State of California authorizing an aggregate of 17,250,000 shares of 6% Mandatory Convertible Preferred Stock, Series A (the “Series A Mandatory Convertible Preferred Stock”).
THIRD: On July 11, 2018, the Corporation filed the Certificate of Determination of Preferences of 6.75% Mandatory Convertible Preferred Stock, Series B of Sempra Energy with the Secretary of State of the State of California authorizing an aggregate of 5,750,000 shares of 6.75% Mandatory Convertible Preferred Stock, Series B (the “Series B Mandatory Convertible Preferred Stock”).
FOURTH: Pursuant to authority conferred upon the Board of Directors of the Corporation by Article III of the Amended and Restated Articles of Incorporation of the Corporation and Section 401 of the Code, the following resolution was duly adopted by the Corporation’s Board of Directors on February 23, 2021:
NOW, THEREFORE, BE IT RESOLVED, that in order to implement the revocation of the series of preferred stock of the Corporation designated as “6% Mandatory Convertible Preferred Stock, Series A” in the Certificate of Determination of Preferences filed by the Corporation with the Secretary of State of the State of California on January 5, 2018 (the “Series A Certificate of

Determination”), upon the filing of an officers’ certificate (as defined in Section 173 of the General Corporation Law of the State of California) of the Corporation with the Secretary of State of the State of California setting forth a copy of this resolution, the authorized number of shares constituting “6% Mandatory Convertible Preferred Stock, Series A” shall be zero (0), such series shall no longer be an authorized series of capital stock of the Corporation, and the Series A Certificate of Determination shall no longer be in force.
FIFTH: Pursuant to authority conferred upon the Board of Directors of the Corporation by Article III of the Amended and Restated Articles of Incorporation of the Corporation and Section 401 of the Code, the following resolution was duly adopted by the Corporation’s Board of Directors on September 2, 2021:
NOW, THEREFORE, BE IT RESOLVED, that in order to implement the revocation of the series of preferred stock of the Corporation designated as “6.75% Mandatory Convertible Preferred Stock, Series B” in the Certificate of Determination of Preferences filed by the Corporation with the Secretary of State of the State of California on July 11, 2018 (the “Series B Certificate of Determination”), upon the filing of an officers’ certificate (as defined in Section 173 of the General Corporation Law of the State of California) of the Corporation with the Secretary of State of the State of California setting forth a copy of this resolution, the authorized number of shares constituting “6.75% Mandatory Convertible Preferred Stock, Series B” shall be zero (0), such series shall no longer be an authorized series of capital stock of the Corporation, and the Series B Certificate of Determination shall no longer be in force.
SIXTH: The number of shares of Series A Mandatory Convertible Preferred Stock of the Corporation and Series B Mandatory Convertible Preferred Stock of the Corporation (i) outstanding as of the date hereof is zero and (ii) constituting each such series on the date of filing this certificate shall be decreased to zero.
SEVENTH: The Series A Certificate of Determination is hereby amended to provide that the number of shares constituting Series A Mandatory Convertible Preferred Stock of the Corporation is zero and, pursuant to Section 401(f) of the Code, the Series A Certificate of Determination shall thereupon no longer be in force and the Series A Mandatory Convertible Preferred Stock shall no longer be an authorized series of capital stock of the Corporation.
EIGHTH: The Series B Certificate of Determination is hereby amended to provide that the number of shares constituting Series B Mandatory Convertible Preferred Stock of the Corporation is zero and, pursuant to Section 401(f) of the Code, the Series B Certificate of Determination shall thereupon no longer be in force and the Series B Mandatory Convertible Preferred Stock shall no longer be an authorized series of capital stock of the Corporation.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this certificate in the City of San Diego, State of California, this May 2, 2024.

/s/ Bruce E. MacNeil
Name:	Bruce E. MacNeil
Title:	Vice President and Treasurer

/s/ April R. Robinson
Name:	April R. Robinson
Title:	Vice President, Governance and Corporate Secretary

[Certificate of Amendment of
Certificate of Determination of Preferences of 6% Mandatory Convertible Preferred Stock, Series A and
Certificate of Determination of Preferences of 6.75% Mandatory Convertible Preferred Stock, Series B
of Sempra]